AMENDMENT AGREEMENT

THIS AGREEMENT dated for reference the __10th___ day of July, 2019,

AMONG:

WESLEY CLOVER INTERNATIONAL CORPORATION, a corporation incorporated under the laws of Canada;

and

KMB TRAC TWO HOLDINGS LTD., a corporation incorporated under the laws of the Province of British Columbia;

(together, the “Lenders”)

AND:

COUNTERPATH CORPORATION, a corporation incorporated under the laws of the State of Nevada;

(the “Borrower”)

WHEREAS:

A.        The Borrower and the Lenders (each, a “Party” and together, the “Parties”) entered into a Loan Agreement dated October 10, 2018 (the “Loan Agreement”) pursuant to which the Lenders agreed to loan (the “Loan”) to the Borrower up to US$3,000,000 on the terms and conditions of the Loan Agreement;

B.        The Parties have agreed to enter into this Agreement to amend the Loan Agreement to increase the maximum amount of the Loan from US$3,000,000 to US$5,000,000 and to extend the term of the Loan such that all outstanding principal and accrued interest is due on the date that is 30 months after the date of the first advance under the Loan; and

C.        Accordingly, the Parties wish to amend the Loan Agreement on the terms and conditions set out herein.

THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

            1.1        Amendment to Loan Agreement

            Each of the Parties agree to the following amendments:

(a)	Recital A is deleted in its entirety and replaced with the following:

“A	The Borrower has applied to the Lenders for a loan in the aggregate principal amount of up to US$5,000,000 to be utilized by the Borrower for the purposes described in Section 3.”

(b)	Section 1.1(l) is deleted in its entirety and replaced with the following:

“(l)	“Loan” means the revolving loan not exceeding US$5,000,000 established by the Lenders in favour of the Borrower pursuant to this Agreement;”

(c)	Section 4.2 is deleted in its entirety and replaced with the following:

“4.2	The aggregate principal amount advanced and outstanding under the Loan will at no time exceed US$5,000,000.”

(d)	Section 7.1(b) is deleted in its entirety and replaced with the following:

“7.1(b)	all outstanding principal and accrued interest on the Loan on the date that is 30 months after the date of the first Advance Date.”

            1.2      Amendments.

            This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by all of the Parties.

            1.3      Entire Agreement.

            Except as amended hereby, each of the Borrower and the Lenders agree that the Loan Agreement continues to be binding, unchanged, and in full force and effect. Upon execution of this Agreement by each of the Parties, the Loan Agreement and this Agreement will be read and construed as one agreement (together, the “Amended Loan Agreement”). The Amended Loan Agreement contains the entire understanding of the Parties with respect to the subject matter of this Agreement and the Loan Agreement and cancels and supersedes any prior understandings, agreements, negotiations and discussions, whether written or oral, between the Parties.

            1.4      Further Assurances.

            The Parties agree to execute and deliver such further and other papers, cause such meetings to be held and resolutions passed enacted, exercise their vote and influence, and do and perform and cause to be done and performed, such further and other acts and things that may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

            1.5      Governing Law.

            This Agreement will be construed and enforced in accordance with, and the rights of the Parties will be governed by the laws of the Province of British Columbia and applicable federal laws thereto. The Lenders and the Borrower hereby attorn to the courts of competent jurisdiction located in the Province of British Columbia in any proceedings hereunder.

            1.6      Counterparts.

            This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed by delivery of executed signature pages by fax or other form of electronic transmission and such transmission will be effective for all purposes.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their respective authorized signatories on the 10th day of July, 2019.

The Lenders hereby acknowledge and agree that they have been requested to and given an opportunity to obtain independent legal advice with respect to the subject matter of this Agreement and its sufficiency for their purposes, and further, the Lenders hereby represent and warrant to the Borrower that it fully understands the terms and limitations of this Agreement.

BORROWER

COUNTERPATH CORPORATION, by
its authorized signatory:

Per:         /s/ David Karp
               Authorized Signatory

LENDERS

WESLEY CLOVER INTERNATIONAL CORPORATION, by
its authorized signatory:

Per:         /s/ Paul Chiarelli
               Authorized Signatory

KMB TRAC TWO HOLDINGS LTD., by
its authorized signatory:

Per:         /s/ Karen Bruk
               Authorized Signatory